Exhibit 10(d)

                AMENDMENT TO SUPPLEMENTAL RETROCESSION AGREEMENT

This AMENDMENT, dated as of December 22, 2003 (this "Amendment"), to the Supplemental Retrocession Agreement dated March 11, 1987, as amended (the "Supplemental Retrocession Agreement"), is entered into by and between Motors Mechanical Reinsurance Company, Limited (the "Company") and Motors Insurance Corporation ("MIC").

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. Amendment. Article VII of the Supplemental Retrocession Agreement is hereby amended and restated in its entirety by deleting all of Article VII and replacing it with the following language:

                                  "ARTICLE VII
                            (Credit for Reinsurance)

If the Retrocessionaire is unauthorized or unaccredited as a reinsurer in any state where the Company is domiciled or licensed, thereby preventing the Company from obtaining full statutory financial statement credit for reinsurance provided pursuant to this Agreement, the Retrocessionaire shall establish letters of credit, trust accounts, or a combination thereof at the Retrocessionaire's option, to the extent necessary to permit the Company to obtain full credit for such reinsurance. The Retrocessionaire shall take any additional steps necessary to permit the Company to obtain full credit for reinsurance, to the extent credit is not otherwise available under applicable law.

                                Letters of Credit

In the event the Retrocessionaire establishes letter(s) of credit, the following provisions shall apply:

The Company shall forward to the Retrocessionaire a statement of the Retrocessionaire's Minimum Funding Requirement (the "Minimum Funding Requirement") within thirty (30) days after the close of each calendar quarter. The Minimum Funding Requirement shall be calculated as follows: the sum of (i) seventy-five percent (75%) of unearned premium required to be maintained by the Company in respect of the Policies for state statutory accounting purposes ("Unearned Premium Reserve"), plus (ii) unpaid loss reserves including reserves for losses incurred but not reported otherwise required to be maintained by the Company in respect of the Policies for state statutory accounting purposes, plus
(iii) any additional liabilities due and payable to the Company hereunder, less
(iv) the Ceding Commission Credit, and less (v) any liabilities due and payable to the Retrocessionaire hereunder. The Ceding Commission Credit shall be equal to the sum of (i) eighteen and seventy-five hundredths percent (18.75%) of Unearned Premium Reserve attributable to Service Agreements issued prior to October 1, 2001, plus (ii) fifteen percent (15%) of Unearned Premium Reserve attributable to Service Agreements issued on or after October 1, 2001.

Upon receipt of this statement, Retrocessionaire shall promptly apply for and provide the Company with clean, irrevocable, and unconditional letter(s) of credit ("Letter of Credit"), in the amount specified in the statement submitted, issued by a bank that is a qualified United States financial institution as defined under Michigan law and a qualified bank as defined under New York law, which has terms acceptable to the Commissioner of Financial and Insurance Services of the State of Michigan, the Superintendent of Insurance of the State of New York, any additional applicable Insurance Commissioners, and the Company.

The Retrocessionaire and the Company agree the Letter of Credit provided by Retrocessionaire pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement and be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes:

      A. To reimburse the Company for Retrocessionaire's share of Premiums returned to the Owners of the Policies on account of cancellations of such Policies;


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                                                                   Exhibit 10(d)
                                                                     (Continued)


      B. To reimburse the Company for the Retrocessionaire's share of Losses Paid by the Company in respect of the Policies;

      C. To fund an account with the Company in an amount at least equal to the Minimum Funding Requirement; and

      D. To pay any other amounts the Company claims are due under this Agreement.

The provisions set forth above shall be applied without diminution because of insolvency on the part of the Company or the Retrocessionaire.

In the event the Company draws upon the Letter of Credit for the purposes set forth in paragraphs A, B, or C in excess of the amounts required to meet the Retrocessionaire's obligations to the Company, or in excess of the amounts subsequently determined to be due under paragraph D, the Company will return such excess to the Retrocessionaire. the Company will credit interest at a rate not in excess of the prime rate of interest, on the amounts held pursuant to paragraph C.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Company. the Company shall incur no obligations to the bank in acting upon the credit, other than as appears in the express terms thereof.

                                  Trust Account

In the event the Retrocessionaire establishes a trust fund, the following provisions shall apply:

The Company shall forward to the Retrocessionaire the Minimum Funding Requirement. Upon receipt of this statement, the Retrocessionaire shall enter into a trust agreement in the form attached as Exhibit A (the "Trust Agreement") and establish a trust account (the "Trust Account") for the benefit of the Company with respect to the Retroceded Business with a bank that is a qualified United States financial institution under Michigan law and a member of the Federal Reserve System (the "Trustee") and in a form acceptable to the Commissioner of Financial and Insurance Services of the State of Michigan, the New York Superintendent of Insurance, any additional applicable Insurance Commissioners, and the Company.

The Retrocessionaire agrees to deposit, and maintain in the Trust Account, assets to be held in trust by the Trustee for the benefit of the Company as security for the payment of the Retrocessionaire's obligations to the Company under this Agreement.

The assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit issued by a United States bank and payable in United States legal tender, and investments of the types permitted by chapter 9 of Act No. 218 of the Public Acts of 1956, as amended, being ss.ss. 500.901 to 947 of the Michigan Compiled Laws, and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of subsection (a) of section 1404 of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the grantor or the beneficiary.

The Retrocessionaire, before depositing assets with the Trustee, shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations, or any other assets requiring assignments, so that the Company, or the Trustee upon direction of the Company, may, if necessary, negotiate such assets without consent or signature from the Retrocessionaire or any other entity.

The Company shall undertake to use and apply amounts withdrawn from the Trust Account, without diminution because of the insolvency of the Company or the Retrocessionaire, for any of the following purposes:


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                                                                   Exhibit 10(d)
                                                                     (Continued)


      A. To reimburse the Company for Retrocessionaire's share of Premiums returned to the Owners of the Policies on account of cancellations of such Policies;

      B. To reimburse the Company for the Retrocessionaire's share of Losses Paid by the Company in respect of the Policies;

      C. To fund an account with the Company in an amount at least equal to the Minimum Funding Requirement; and

      D. To pay any other amounts the Company claims are due under this Agreement.

In the event the Company withdraws from the Trust Account for the purposes set forth in paragraphs A, B, or C in excess of the amounts required to meet the Retrocessionaire's obligations to the Company, or in excess of the amounts subsequently determined to be due under paragraph D, the Company will return such excess to the Retrocessionaire. the Company will credit interest at a rate not in excess of the prime rate of interest, on the amounts held pursuant to paragraph C.

The Retrocessionaire shall have the right to seek the Company's approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the Retrocessionaire, provided that:

            (i) the Retrocessionaire shall, at the time of withdrawal, replace the withdrawn assets with other assets of a type permitted hereunder having a market value equal to the market value of the assets withdrawn, so as to maintain the Trust Account in the required amount, or
            (ii) after such withdrawal and transfer, the market value of the Trust Account is no less than 102% of the required amount.

In the event that the Retocessionaire seeks the Company's approval hereunder, the Company shall not unreasonably or arbitrarily withhold its approval."

SECTION 2. Miscellaneous. (a) Continuing Effect. Except as expressly amended hereby, the Supplemental Retrocession Agreement shall remain in full force and effect in accordance with its terms.

(b) Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

(c) Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be an original, and all of which when taken together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                              MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                              By: /s/ Ronald W. Jones
                                  --------------------------------
                              Name: Ronald W. Jones
                              Title: Vice President, Finance


                              MOTORS INSURANCE CORPORATION


                              By: /s/ John J. Dunn Jr.
                                  --------------------------------
                              Name: John J. Dunn Jr.
                              Title:  Vice President and Treasurer